[LETTERHEAD]

FOR IMMEDIATE RELEASE
---------------------

ISLE OF CAPRI CASINOS, INC. ANNOUNCES 27% INCREASE IN E.P.S.

Biloxi, Mississippi, August 22, 2000. Isle of Capri Casinos, Inc. (NASDAQ:ISLE ) today reported earnings per diluted share of $.33 for the first quarter ended July 30, 2000 compared to $.26 per share for the first quarter of the prior year, a 27% increase.

The positive results were driven by the improved combined operating results of the original five Isle properties, the inclusion for the full quarter of the new Isle properties in Natchez and Lula, Mississippi, and Bettendorf and Marquette, Iowa, as well as the inclusion for part of the quarter of our latest Isle property in Kansas City, MO.

Bernard Goldstein, Chairman and Chief Executive Officer commented, "We are very pleased with the year over year improvement in operating results for the first quarter as we continue to implement our growth strategy. In May we acquired the rights to develop a casino project in Boonville, MO and it is currently under construction. In June we welcomed Kansas City Isle of Capri into the Isle Family as an existing operation. In July we signed an agreement to acquire the operations of an existing Davenport, IA casino property and are moving forward in pursuing the necessary approvals. Also in July, we were approved by the Missouri Gaming Commission to develop a gaming entertainment facility in Jefferson County, MO. Earlier in August we opened our new 237-room hotel in Black Hawk, CO, and are continuing construction of a 250-room hotel in Lake Charles, LA and also a 227-room hotel in Tunica, MS."

Jack Gallaway, President and Chief Operating Officer added, "We are continuing the process of Islestyling the latest additions to our Isle family, expanding our brand into new markets and strengthening it in existing markets. With EBITDA growth of 73% to $57.6 million for the first quarter of this year we are just beginning to see the fruits of our labor."

Summarized below and on the attached pages are the financial results for the corporation on a consolidated basis, with operating highlights for some of its gaming facilities.




                                                          (Unaudited)
                                                          QTR       QTR
(In thousands, except per share data) . . . . . . . .   7/30/00   7/25/99
                                                       --------  --------

Casino Revenue. . . . . . . . . . . . . . . . . . . .  $230,335  $128,334
Hotel, Pari-mutuel, Food and Beverage, Other Revenue.    21,127    13,873
                                                       --------  --------
Total Revenue . . . . . . . . . . . . . . . . . . . .   251,462   142,207

Net Income. . . . . . . . . . . . . . . . . . . . . .  $ 10,569  $  6,528
Net Income per Diluted Share. . . . . . . . . . . . .  $   0.33  $   0.26

Weighted Average Common Shares. . . . . . . . . . . .    32,326    24,661

EBITDA (1). . . . . . . . . . . . . . . . . . . . . .  $ 57,644  $ 33,265


See footnotes on the following pages, for details regarding the above operating results.

(1) - See EBITDA defined in footnote (2) of Comparative Financial Highlights.


                                        ISLE OF CAPRI CASINOS, INC.
                                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                         THREE MONTHS ENDED
                                                             (Unaudited)
                                                         JULY 30,     JULY 25,
                                                          2000         1999
                                                       ----------   ----------
Revenue:
  Casino                                               $  230,335   $  128,334
  Hotel, pari-mutuel, food, beverage & other               21,127       13,873
                                                       ----------   ----------
Total revenue                                             251,462      142,207

Operating and other expenses:
  Corporate and new development                             4,712       3,815
  Properties                                              189,106     105,127
  Preopening (1)                                                -       3,420
  Depreciation and amortization                            15,221       8,856
                                                       ----------   ---------
Total operating and other expenses                        209,039     121,218


Operating income                                           42,423      20,989

Gain on disposal (2)                                            -       3,106
Equity in income of
  unconsolidated joint venture (3)                              -          52
Net interest expense (4)                                  (20,992)    (11,402)
Minority interest (5)                                      (1,404)       (490)
                                                       ----------   ---------

Income  before income taxes                                20,027      12,255

Income tax expense                                          9,458       5,727
                                                       ----------   ---------

Net income                                             $   10,569   $   6,528
                                                       ==========   =========

Net Income per diluted share                           $     0.33   $    0.26

Weighted average diluted common shares                     32,326      24,661

(1) Preopening of $3.4 million relates to expenses incurred with the opening of the Isle of Capri Casino in Tunica, MS in the first quarter of fiscal 2000.

(2) Gain on Disposal relates to the sale of an option to purchase land adjacent to the Pompano Park, Inc. facility.

(3) Equity in unconsolidated joint venture represents the Company's ownership interest in the Enchanted Capri cruise ship, a joint venture with an unrelated third-party.

(4) Consolidated interest expense is net of interest income of $2,401 and $708 and capitalized interest of $1,329 and $944, for the quarters ended July 30, 2000 and July 25, 1999, respectively.
        Included in the consolidated interest is Isle of Capri Black Hawk, L.L.C.'s gross interest expense of $2,768 and $2,681, interest income of $30 and $91, and capitalized interest of $726 and $244, for the quarters ended July 30, 2000 and July 25, 1999, respectively.

(5) Minority interest represents the portion of Isle of Capri Black Hawk, L.L.C. income before income taxes owned by an unrelated third-party.

                                      ISLE OF CAPRI CASINOS, INC.
                          COMPARATIVE FINANCIAL HIGHLIGHTS BY CASINO PROPERTY
                                             (IN THOUSANDS)



                                                THREE MONTHS ENDED
                                                --------------------
                                                   (UNAUDITED)
                                                --------------------
                                     JULY 30,                                     JULY 25,
                                       2000                                         1999
                              --------------------                           -----------------
                       REVENUE (1)  EBITDA (2)   MARGIN %    REVENUE (1)   EBITDA (2)   MARGIN %
                       -----------  ----------  ---------    -----------  -----------   --------

BILOXI. . . . . . . .  $  22,786    $    5,402      23.7%    $  23,372    $    6,389      27.3%

VICKSBURG . . . . . .     16,413         5,376      32.8%       15,750         4,893      31.1%

BOSSIER CITY. . . . .     41,061        11,965      29.1%       32,755         8,539      26.1%

LAKE CHARLES. . . . .     48,008        14,032      29.2%       44,728        11,958      26.7%

BLACK HAWK (3). . . .     25,678         7,192      28.0%       20,229         5,124      25.3%

TUNICA (4). . . . . .      7,000        (1,003)    (14.3%)           -             -       0.0%

NATCHEZ (5) . . . . .     10,116         2,824      27.9%        8,900         2,082      23.4%

LULA (5). . . . . . .     27,301         7,624      27.9%       27,776         7,455      26.8%

BETTENDORF (5). . . .     25,007         5,556      22.2%       24,923         7,182      28.8%

MARQUETTE (5) . . . .      9,237         2,301      24.9%        9,654         2,209      22.9%

KANSAS CITY (6) . . .     12,754         1,001       7.8%       11,500           333       2.9%

CORPORATE & OTHER (3)      6,101        (4,626)   (75.8%)        5,373        (3,638)   (67.7%)
                       ---------    -----------  --------    ----------   -----------  --------
  TOTAL . . . . . . .  $ 251,462    $   57,644      22.9%    $ 224,960    $   52,526      23.3%
                       =========    ===========  ========    ==========   ===========  ========

     (1) - Total Revenue is presented net of complimentaries.
     (2) - EBITDA is calculated by adding income taxes, net interest expense, minority interest, equity in unconsolidated joint ventures, depreciation and amortization, and preopening expense to net income.
     (3) - EBITDA includes equipment operating lease expense for QTD and Prior Year QTD of $904 and $929, respectively; and excludes Management Fee Expense for QTD and Prior Year QTD of $1,019 and $860, respectively. Corporate and other EBITDA includes miscellaneous income. Prior Year QTD corporate and other does not include any Lady Luck Gaming corporate expenses.
     (4) - Isle Tunica commenced operations in July 1999.
     (5) - These properties were not acquired by Isle of Capri Casinos, Inc. until March 2, 2000 during the fiscal 2000 period and accordingly their results are not included in the consolidated results for the quarter ended July 25, 1999.
     (6) - Kansas City was not acquired by Isle of Capri Casinos, Inc. until June 6, 2000 during the fiscal 2001 period and accordingly it's results are not included in the consolidated results for the quarter ended July 25, 1999.

Isle of Capri Casinos, Inc. owns and operates twelve riverboat, dockside and land-based casinos at eleven locations, including Biloxi, Vicksburg, Tunica, Lula, and Natchez, Mississippi; Bossier City and Lake Charles (two riverboats), Louisiana; Black Hawk, Colorado; Bettendorf and Marquette, Iowa and Kansas City, Missouri. The Company also operates Pompano Park Harness Racing Track in Pompano Beach, Florida and through a joint venture, the Enchanted Capri cruise ship, that features an Isle of Capri Casino, sailing from New Orleans, Louisiana.

This press release may be deemed to contain forward-looking statements which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, permits, competition and business conditions in the gaming industry. Additional information concerning potential factors that could affect the Company's financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including but not limited to, its 10-K for the fiscal year ended April 30, 2000.

NOTE: OTHER ISLE OF CAPRI CASINOS, INC. PRESS RELEASES AND A CORPORATE PROFILE ARE AVAILABLE BY FAX AT NO CHARGE. FOR A MENU OF AVAILABLE ISLE OF CAPRI CASINOS, INC. PRESS RELEASES, CALL 800/758-5804, EXT. 145913 OR AT HTTP://WWW.PRNEWSWIRE.COM. ISLE OF CAPRI'S HOME PAGE IS
HTTP://WWW.ISLECORP.COM.

CONTACTS:

  ALLAN SOLOMON, EXECUTIVE VICE PRESIDENT                         561/995-6660
  REX YEISLEY, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER  228/396-7000